                                                                    EXHIBIT 12.1


                      EQUITY OFFICE PROPERTIES TRUST  AND
                           EQUITY OFFICE PREDECESSORS
                   STATEMENTS REGARDING COMPUTATION OF RATIOS
                              (DOLLARS IN 000'S)




                                                                              Equity Office                         Equity Office
                                                           Equity Office      Predecessors      Equity Office        Predecessors
                                                         Properties Trust   Combined Historical Properties Trust Combined Historical
                                                           for the three      for the three      for the period     for the period
                                                           months ended       months ended     from July 11, 1997  from Jan 1, 1997
                                                          March 31, 1998      March 31, 1997    to  Dec. 31, 1997  to July 10, 1997
                                                         ----------------   ----------------   -----------------   -----------------
Net income before preferred dividends, minority interests-     $ 87,427         $ 36,235          $ 94,962          $ 49,173
Operating Partnership, gains from sales of property,
provision for value impairment and extraordinary items


Plus Fixed Charges:
Interest expense                                                 69,884           36,355            76,675            80,481
Interest expense from unconsolidated subsidiaries                 1,907                -                 -                 -
Loan amortization cost                                            1,871              709             4,179             2,771
Taxes                                                               557              278                 -                 -
                                                               --------         --------          --------         ---------

Earnings                                                       $161,646         $ 73,577          $175,816          $132,425
                                                               ========         ========          ========         =========
Fixed Charges:

Interest expense                                               $ 69,884         $ 36,355          $ 76,675          $ 80,481
Interest expense from unconsolidated subs                         1,907                -                 -                 -
Capitalized interest                                              3,452            1,622             1,890             3,669
Loan amortization cost                                            1,871              709             4,179             2,771
Preferred dividends                                               6,271                -               649                 -
                                                               --------         --------          --------         ---------
Total Fixed Charges                                            $ 83,385         $ 38,686          $ 83,393          $ 86,921
                                                               ========         ========          ========         =========
Ratio of Fixed Charges to Earnings                                 1.94             1.90              2.11              1.52
                                                               ========         ========          ========         =========




                                                                             Equity Office Predecessors
                                                                                 Combined Historical
                                                                               Years Ended December 31,
                                                                 1996        1995         1994       1993        1992
                                                                --------------------------------------------------------
Net income before preferred dividends, minority interests-      $ 68,087     $ 23,436   $ 14,857    $  8,471    $ 6,330
Operating Partnership, gains from sales of property,
provision for value impairment and extraordinary items


Plus Fixed Charges:
Interest expense                                                 119,595      100,566     59,316      36,755     25,775
Interest expense from unconsolidated subsidiaries                      -            -          -           -          -
Loan amortization cost                                             4,275        2,025      1,568         636        500
Taxes                                                                  -            -          -           -          -
                                                                --------     --------   --------    --------    -------
Earnings                                                        $191,957     $126,027   $ 75,741    $ 45,862    $32,605
                                                                ========     ========   ========    ========    =======
Fixed Charges:

Interest expense                                                $119,595     $100,566   $ 59,316    $ 36,755    $25,775
Interest expense from unconsolidated subs                              -            -          -           -          -
Capitalized interest                                               4,640        1,682          -           -          -
Loan amortization cost                                             4,275        2,025      1,568         636        500
Preferred dividends                                                    -            -          -           -          -
                                                                --------     --------   --------    --------    -------
Total Fixed Charges                                             $128,510     $104,273   $ 60,884    $ 37,391    $26,275
                                                                ========     ========   ========    ========    =======
Ratio of Fixed Charges to Earnings                                  1.49         1.21       1.24        1.23       1.24
                                                                ========     ========   ========    ========    =======